Exhibit 99.2

Forward-Looking Statements These slides contain (and the accompanying oral discussion contains) "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by these statements, including health issues, litigation and regulation relating to our business, our ability to achieve profitability, significant cyclical fluctuations in our customers' businesses, competitive substitutes for our products, risks associated with our international operations, including foreign currency rate fluctuations, energy costs and the availability and prices of raw materials and other factors disclosed in periodic reports filed with the Securities and Exchange Commission. Consequently these forward-looking statements should be regarded as the Company's current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Exhibit 99.2

1 Brush Engineered Materials Inc. Annual Meeting of Shareholders May 6, 2009

2 Strength in challenging times Unwavering focus on safety Passion for serving the customer New product development

3 Strategy: in retrospect Growth - organic and through acquisition Broaden technology and market breadth Maintain strong balance sheet and credit lines

4 Navigating the global economic turbulence Downturn tests and validates strategy Significant cost reduction measures Mitigated by strong balance sheet and credit flexibility Remain focused on growth

5 Media update Negative impact on 2008 results Requalified at several customers Target shipments resumed in early 2009 Volumes low due to weak economic conditions

6 EcoRu(tm) Unique physical vapor deposition offering Cost-efficient ruthenium solution for customers Eliminates need for recycling and refining Benefits customer inventories and the environment

7

8 As 2008 began ... a number of positive factors had come together Growth (Sales in millions) Balance Sheet Quality (Total debt in millions) - New product introduction - International expansion - Manufacturing excellence - Acquisitions

9 Earnings at record levels Reported Results (EPS) Operating Run Rate (EPS) Reported GAAP Results Non-GAAP ... Excludes gains not expected to recur

10 Following an encouraging beginning of the year .... a significant global decline in business levels was noticeable Quarterly Revenue (Dollars in millions) -------------Growth------------ -----Global downturn-----

11 The company entered the downturn stronger Balance sheet stronger Markets more diverse Scale larger Growth opportunities greater

12 The turbulent conditions of late 2008 put pressure on Most of our markets Our customers Our company

13 Sales and earnings growth did not meet expectations Total Sales (in millions) International Sales (in millions)

14 Growth in wireless, medical, solar, oil & gas, and undersea helped to offset downdraft Impact on Sales Growth Metal prices passed on to customers +5% Lower shipments to the media market -15% Business activity/real growth +5%

15 The revenue decline drove a decline in earnings Reported Results (EPS) Operating Run Rate (EPS) GAAP ... includes items that are not expected to recur Non-GAAP ... excludes gains not expected to recur

16 Our balance sheet quality and financial flexibility are significant strengths Total Debt (in millions) Debt-to-Debt-Plus-Equity Techni-Met acquisition $86.1 million, debt increase only $6.3 million

17 2008 summary ... good progress in a number of important areas New revenues and synergies from our acquisitions and investments Expanded our international foothold further Developed new products and new markets Launched a number of cost reduction and margin improvement initiatives Further strengthened our financial position and liquidity

18 2008 ended and 2009 began in an environment of significant and unprecedented uncertainty New priorities ... Reduce cost significantly Press ahead with key initiatives

19 On the cost front Initially ... Reduced headcount 12% Implemented pay freezes Reduced work hours Suspended a portion of the 401(k) match Limited discretionary spending Deferred lower priority initiatives

20 On the cost front Most recently ... Cumulative employment reduction to 17% Senior executive salary reductions of 10% Director cash retainer reduced 10% Senior manager salary reductions of 7% Suspended the balance of the 401(k) match

21 Overall actions should Ensure a healthy balance sheet Lead to a leaner, more efficient operating structure Not disrupt investment in critical growth programs

22 While 2009 started weaker than what we expected Our markets appear to have bottomed The company expects to be profitable in the second half

23

24 Leveraging our capabilities We are creating powerful new synergies with new and traditional businesses Extending our product offering Diversify our foundation for growth

25 Acquisitions delivering growth Techni-Met, Inc. broadens our technology base and expands foothold in medical Unique coating technology offers potential for emerging market opportunities

26 Leveraging complementary capabilities Thin Film Technology (TFT) and CERAC partnering to offer: Filter and optical coating materials for medical and defense markets Expanding into solar and new areas of medical

27 Growing our presence in solar

28 Driving performance in alternative fuel vehicle TMI partnering with customers to: Advance adaption of lithium ion batteries Our materials solve interconnect problems

29 Aiding the pursuit of clean energy Beryllium Products' S-65 nuclear grade material qualified for International Thermonuclear Experimental Reactor $7 billion fusion test reactor now under construction in France

30 Targeted growth opportunities High intensity LEDs - WAM High-end speaker assemblies - Beryllium Products/ Electrofusion ToughMet(r) alloy for on road vehicles

31